Exhibit 1










                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             SMITHFIELD FOODS, INC.,

                             TSCI ACQUISITION, INC.

                                       AND

                         THE SMITHFIELD COMPANIES, INC.





                           Dated as of April 30, 2001



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                                                  TABLE OF CONTENTS

                                                                                                                PAGE
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
ARTICLE I  DEFINITIONS............................................................................................2
         Section 1.1.      Agreement..............................................................................2
         Section 1.2.      Certificates...........................................................................2
         Section 1.3.      Closing; Closing Date..................................................................2
         Section 1.4.      Code...................................................................................2
         Section 1.5.      Company................................................................................2
         Section 1.6.      Company Benefit Plan...................................................................2
         Section 1.7.      Company Common Stock...................................................................2
         Section 1.8.      Company Group..........................................................................2
         Section 1.9.      Company SEC Reports....................................................................3
         Section 1.10.     Confidentiality Agreement..............................................................3
         Section 1.11.     Consulting Agreements..................................................................3
         Section 1.12.     Contracts..............................................................................3
         Section 1.13.     Dissenting Shares......................................................................3
         Section 1.14.     Effective Time.........................................................................3
         Section 1.15.     ERISA..................................................................................3
         Section 1.16.     Exchange Act...........................................................................4
         Section 1.17.     Ewing..................................................................................4
         Section 1.18.     Funded Debt............................................................................4
         Section 1.19.     GAAP...................................................................................4
         Section 1.20.     Governmental Authority.................................................................4
         Section 1.21.     IRS....................................................................................4
         Section 1.22.     Knowledge of the Company...............................................................4
         Section 1.23.     Law....................................................................................4
         Section 1.24.     Material Adverse Effect................................................................5
         Section 1.25.     Merger.................................................................................5
         Section 1.26.     Merger Consideration...................................................................5
         Section 1.27.     Merger Subsidiary......................................................................5
         Section 1.28.     Nasdaq.................................................................................5
         Section 1.29.     Parent.................................................................................5
         Section 1.30.     Partnership; Partnerships..............................................................5
         Section 1.31.     Paying Agent...........................................................................6
         Section 1.32.     Permits................................................................................6
         Section 1.33.     Plan of Merger.........................................................................6
         Section 1.34.     Proxy Statement........................................................................6
         Section 1.35.     Rights; Rights Agreement...............................................................6
         Section 1.36.     SEC....................................................................................6
         Section 1.37.     Securities Act.........................................................................6
         Section 1.38.     Special Meeting........................................................................6
         Section 1.39.     Subsidiary; Subsidiaries...............................................................7
         Section 1.40.     Taxes..................................................................................7

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         Section 1.41.     Tax Returns............................................................................7
         Section 1.42.     VSCA...................................................................................7

ARTICLE II  THE MERGER............................................................................................8
         Section 2.1.      The Merger.............................................................................8
         Section 2.2.      Exchange of Certificates...............................................................9
         Section 2.3.      Dissenting Shares.....................................................................12

ARTICLE III  SHAREHOLDER APPROVAL; CLOSING.......................................................................13
         Section 3.1.      Shareholder Approval..................................................................13
         Section 3.2.      Time and Place of Closing.............................................................14

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY.......................................14
         Section 4.1.      Organization and Authority............................................................14
         Section 4.2.      Authority Relative to this Agreement..................................................14
         Section 4.3.      Consents and Approvals; No Violations.................................................15
         Section 4.4.      Information Supplied..................................................................16
         Section 4.5.      Fees and Expenses of Brokers and Others...............................................16

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................17
         Section 5.1.      Organization and Authority of the Company Group.......................................17
         Section 5.2.      Capitalization........................................................................17
         Section 5.3.      Authority Relative to this Agreement..................................................19
         Section 5.4.      Consents and Approvals; No Violations.................................................19
         Section 5.5.      Reports...............................................................................21
         Section 5.6.      Absence of Certain Events.............................................................22
         Section 5.7.      Proxy Statement.......................................................................23
         Section 5.8.      Litigation............................................................................23
         Section 5.9.      Title to and Sufficiency of Assets....................................................24
         Section 5.10.     Contracts.............................................................................24
         Section 5.11.     Labor Matters.........................................................................26
         Section 5.12.     Employee Benefit Plans................................................................27
         Section 5.13.     Tax Matters...........................................................................29
         Section 5.14.     Compliance with Law...................................................................31
         Section 5.15.     Transactions With Affiliates..........................................................32
         Section 5.16.     Environmental Conditions..............................................................33
         Section 5.17.     Insurance.............................................................................35
         Section 5.18.     Intellectual Property.................................................................35
         Section 5.19.     Fees and Expenses of Brokers and Others...............................................36
         Section 5.20.     Accuracy of Information...............................................................36
         Section 5.21.     Absence of Undisclosed Liabilities....................................................37
         Section 5.22.     Opinion of Financial Advisor..........................................................37
         Section 5.23.     Vote Required.........................................................................37
         Section 5.24.     State Takeover Statutes...............................................................38
         Section 5.25.     Rights Agreement......................................................................38

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ARTICLE VI  COVENANTS............................................................................................39
         Section 6.1.      Conduct of the Business of the Company................................................39
         Section 6.2.      No Solicitation.......................................................................42
         Section 6.3.      The Proxy Statement...................................................................43
         Section 6.4.      Access to Information; Confidentiality Agreement......................................44
         Section 6.5.      Best Efforts..........................................................................45
         Section 6.6.      Consents..............................................................................46
         Section 6.7.      Public Announcements..................................................................46
         Section 6.8.      Employment Matters....................................................................46
         Section 6.9.      Stock Options.........................................................................47
         Section 6.10.     Letter of the Company's Accountants...................................................47
         Section 6.11.     Opinions of Financial Advisors........................................................47
         Section 6.12.     Indemnification.......................................................................48
         Section 6.13.     Rights Agreement......................................................................48
         Section 6.14.     Certain Environmental Matters.........................................................48

ARTICLE VII  CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER..................................................49
         Section 7.1.      Conditions Precedent to Each Party's Obligation to Effect the Merger..................49
         Section 7.2.      Conditions Precedent to Obligations of the Company....................................50
         Section 7.3.      Conditions Precedent to Obligations of Parent and Merger Subsidiary...................51

ARTICLE VIII  TERMINATION; AMENDMENT; WAIVER.....................................................................53
         Section 8.1.      Termination...........................................................................53
         Section 8.2.      Effect of Termination.................................................................55
         Section 8.3.      Termination Fee.......................................................................55
         Section 8.4.      Amendment.............................................................................57
         Section 8.5.      Extension; Waiver.....................................................................57

ARTICLE IX  MISCELLANEOUS........................................................................................58
         Section 9.1.      Survival of Representations and Warranties............................................58
         Section 9.2.      Entire Agreement; Assignment..........................................................58
         Section 9.3.      Notices...............................................................................58
         Section 9.4.      Governing Law.........................................................................59
         Section 9.5.      Descriptive Headings..................................................................59
         Section 9.6.      Parties in Interest...................................................................60
         Section 9.7.      Counterparts..........................................................................60
         Section 9.8.      Specific Performance..................................................................60
         Section 9.9.      Fees and Expenses.....................................................................60
         Section 9.10.     Severability..........................................................................60
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                                    EXHIBITS

Exhibit 1.11A         Parties to Consulting Agreements
Exhibit 1.11B         Form of Consulting Agreement
Exhibit 1.22          Knowledge of the Company
Exhibit 1.30          Partnerships of the Company
Exhibit 1.33          Plan of Merger
Exhibit 1.39          Subsidiaries of the Company
Exhibit 3.1A          Certain Shareholders of the Company
Exhibit 3.1B          Form of Shareholder Letter
Exhibit 4.3           Parent and Merger Subsidiary Required Consents
Exhibit 5.2           Company Options, Warrants,  Subscriptions or Other Rights
Exhibit 5.4           Company Required Consents
Exhibit 5.6           Adverse Changes Affecting the Company
Exhibit 5.8           Company Litigation
Exhibit 5.9           Certain Permitted Liens
Exhibit 5.11          Company Labor Matters
Exhibit 5.12          Company Benefit Plans
Exhibit 5.13          Tax Matters Concerning the Company
Exhibit 5.15          Transactions With Affiliates by the Company
Exhibit 5.16          Environmental Conditions
Exhibit 6.1           Conduct of the Business of the Company
Exhibit 6.8           Certain Employees of the Company
Exhibit 6.14          Certain Environmental Matters



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                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER, dated as of April 30, 2001, by and among SMITHFIELD FOODS, INC., a Virginia corporation ("Parent"), TSCI ACQUISITION, INC., a Virginia corporation and wholly owned subsidiary of Parent ("Merger Subsidiary") and THE SMITHFIELD COMPANIES, INC., a Virginia corporation (the "Company").

                                    RECITALS
                  WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Subsidiary have determined that it is in the best interests of their respective shareholders that the businesses and operations of the Company and Parent be combined; and

                  WHEREAS, the parties have determined that the most practical manner to give effect to such combination is through the merger of Merger Subsidiary with and into the Company (the "Merger"), with the Company to be the surviving corporation of such Merger; and

                  WHEREAS, pursuant to the Merger, each outstanding share of Company Common Stock (as hereinafter defined) will be converted into the right to receive the Merger Consideration (as hereinafter defined) upon the terms and conditions set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises, which are incorporated into and made part of this Agreement, and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

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                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Agreement. "Agreement" shall mean this Agreement and Plan of Merger, together with the Plan of Merger and other Exhibits attached hereto, as amended from time to time in accordance with the terms hereof.

         Section 1.2. Certificates. "Certificates" shall have the meaning given in Section 2.2 hereof.

         Section 1.3. Closing; Closing Date. "Closing" shall mean the closing conference held pursuant to Section 3.2 hereof, and "Closing Date" shall mean the date on which the Closing occurs.

         Section 1.4. Code. "Code" shall mean, as appropriate, the Internal Revenue Code of 1954 or of 1986, each as amended.

         Section 1.5. Company. "Company" shall mean The Smithfield Companies, Inc., a Virginia corporation.

         Section 1.6. Company Benefit Plan. "Company Benefit Plan" shall have the meaning given in Section 5.12 hereof.

         Section 1.7. Company Common Stock. "Company Common Stock" shall mean the common stock, no par value, of the Company.

         Section 1.8. Company Group. "Company Group" shall mean the Company, its Subsidiaries and the Partnerships in which it has an interest.



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         Section 1.9. Company SEC Reports. "Company SEC Reports" shall mean (a)
the Company's Annual Reports on Form 10-K for the fiscal years ended March 31, 1998, March 31, 1999 and March 31, 2000, and (b) all documents filed by the Company with the SEC pursuant to Sections 13(a) and 13(c) of the Exchange Act, any definitive proxy statements filed pursuant to Section 14 of the Exchange Act and any report filed pursuant to Section 15(d) of the Exchange Act following the filing of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

         Section 1.10. Confidentiality Agreement. "Confidentiality Agreement" shall mean the letter agreement, dated February 28, 2001, between Parent and the Company.

         Section 1.11. Consulting Agreements. "Consulting Agreements" shall mean the agreements, dated as of the date hereof and effective as of the Effective Time, between Parent and each person listed on Exhibit 1.11A attached hereto, which agreements are in the form of Exhibit 1.11B attached hereto.

         Section 1.12. Contracts. "Contracts" shall mean contracts, agreements, leases, licenses, arrangements, understandings and commitments, whether written or oral.

         Section 1.13. Dissenting Shares. "Dissenting Shares" shall have the meaning given in Section 2.3 hereof.

         Section 1.14. Effective Time. "Effective Time" shall have the meaning given in Section 3.1 hereof.

         Section 1.15. ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.



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         Section 1.16. Exchange Act. "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

         Section 1.17. Ewing. "Ewing" shall mean Ewing Monroe Bemiss & Co., financial advisors to the Company.

         Section 1.18. Funded Debt. "Funded Debt" shall have the meaning given in Section 6.1 hereof.

         Section 1.19. GAAP. "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement.

         Section 1.20. Governmental Authority. "Governmental Authority" shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

         Section 1.21. IRS. "IRS" shall mean the Internal Revenue Service.

         Section 1.22. Knowledge of the Company. "Knowledge of the Company" shall mean the actual knowledge of those officers and employees of the Company identified on Exhibit 1.22 attached hereto.

         Section 1.23. Law. "Law" shall mean any federal, state, provincial, local or other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.



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         Section 1.24. Material Adverse Effect. "Material Adverse Effect" shall mean, with respect to any entity or group of entities, an adverse effect (or any development which, insofar as reasonably can be foreseen, is reasonably likely to have an adverse effect), on the business, assets, financial or other condition, results of operations or prospects of such entity or group of entities taken as a whole, which exceeds $500,000.

         Section 1.25. Merger. "Merger" shall have the meaning given in Section
2.1 hereof.

         Section 1.26. Merger Consideration. "Merger Consideration" shall have the meaning given in Section 2.1 hereof.

         Section 1.27. Merger Subsidiary. "Merger Subsidiary" shall mean TSCI Acquisition, Inc., a Virginia corporation and wholly-owned subsidiary of Parent.

         Section 1.28. Nasdaq. "Nasdaq" shall mean The Nasdaq SmallCap Market.

         Section 1.29. Parent. "Parent" shall mean Smithfield Foods, Inc., a Virginia corporation.

         Section 1.30. Partnership; Partnerships. "Partnership" shall mean (a) any limited or general partnership, joint venture or other business association, other than a Subsidiary, in which the Company has a direct or indirect interest and (b) each other such entity with respect to which the Company has any obligation or made any commitment to acquire any such interest described in clause (a) (collectively, "Partnerships"), all of such Partnerships of the Company being listed on Exhibit 1.30 attached hereto.



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         Section 1.31. Paying Agent. "Paying Agent" shall mean Parent or, at
Parent's election, a nationally recognized bank, trust company or shareholder services firm (including each of Parent and the Company's transfer agents).

         Section 1.32. Permits. "Permits" shall mean permits, licenses and governmental authorizations, registrations and approvals.

         Section 1.33. Plan of Merger. "Plan of Merger" shall mean the plan of merger of Merger Subsidiary with and into the Company, in substantially the form attached hereto as Exhibit 1.33.

         Section 1.34. Proxy Statement. "Proxy Statement" shall mean the Proxy Statement of the Company distributed to the shareholders of the Company in connection with the Special Meeting.

         Section 1.35. Rights; Rights Agreement. "Rights" shall mean the preferred share purchase rights issued by the Company pursuant to the Amended and Restated Rights Agreement, dated as of August 16, 1991 (the "Rights Agreement"), between the Company and The Riggs National Bank of Washington, D.C., as rights agent.

         Section 1.36. SEC. "SEC" shall mean the Securities and Exchange Commission.

         Section 1.37. Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

         Section 1.38. Special Meeting. "Special Meeting" shall mean the special meeting of shareholders of the Company called pursuant to Section 3.1 hereof to consider and approve the transactions contemplated herein, and any adjournments thereof.



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         Section 1.39. Subsidiary; Subsidiaries. "Subsidiary" shall mean (a)
each corporate entity with respect to which the Company has the right to vote (directly or indirectly through one or more other entities or otherwise) shares representing 50% or more of the votes eligible to be cast in the election of directors of such entity, (b) each other corporate entity that constitutes a "significant subsidiary," as defined in Rule 1-02 of Regulation S-X adopted under the Exchange Act, of the Company and (c) each other corporate entity with respect to which the Company has any obligation or made any commitment to acquire any such entity described in clauses (a) and (b) (collectively, "Subsidiaries"), all of the Subsidiaries of the Company being listed on Exhibit
1.39 attached hereto.

         Section 1.40. Taxes. "Taxes" shall mean any and all taxes, fees, levies, imposts, duties, assessments, withholdings and other charges of any kind imposed or required to be collected by or paid over to any Governmental Authority, including any interest, penalties, fines, assessments or additions imposed in respect of the foregoing, or in respect of any failure to comply with any requirement regarding Tax Returns.

         Section 1.41. Tax Returns. "Tax Returns" shall mean any report, return, information statement, payee statement or other information required to be provided to any Governmental Authority, or otherwise retained, with respect to Taxes or Company Benefit Plans.

         Section 1.42. VSCA. "VSCA" shall mean the Virginia Stock Corporation Act, as amended.



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                                   ARTICLE II

                                   THE MERGER

         Section 2.1. The Merger.

               (a) Parent has formed Merger Subsidiary as a wholly-owned subsidiary under the laws of the Commonwealth of Virginia. Subject to the terms and conditions of this Agreement, Parent will cause Merger Subsidiary to execute and deliver the Plan of Merger, and Parent, as the sole shareholder of Merger Subsidiary, will approve the execution, delivery and performance of the Plan of Merger by Merger Subsidiary.

               (b) Subject to the terms and conditions of this Agreement and the Plan of Merger, at the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with the provisions of, and with the effects provided in, Section 13.1-721 of the VSCA (the "Merger"). The Company shall be the surviving corporation resulting from the Merger (hereinafter sometimes referred to as the "Surviving Corporation") and as a result shall become a wholly-owned subsidiary of Parent and shall continue to be governed by the laws of the Commonwealth of Virginia. The Plan of Merger provides for the terms and conditions of the Merger, which terms and conditions are incorporated herein and made a part of this Agreement by reference.

               (c) Pursuant to the Merger, each share of Company Common Stock (and the associated Right) outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock (and the associated Rights) held by Parent or Merger Subsidiary, which shares (and the associated Rights) shall be canceled in the Merger, and (ii) Dissenting Shares (and the associated Rights)) shall be converted into and become exchangeable for an amount in cash equal to $8.50 per share (the "Merger Consideration").



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               (d) Pursuant to the Merger, each share of the common stock, no par value per share of Merger Subsidiary, outstanding immediately prior to the Effective Time shall automatically be converted into one fully paid and non-assessable common share, no par value per share, of the Surviving Corporation. Such shares shall thereafter constitute all of the issued and outstanding shares of the Surviving Corporation.

               (e) The Articles of Incorporation and Bylaws of the Surviving Corporation shall be amended and restated at the Effective Time in the form of the Articles of Incorporation and Bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time.

               (f) At the Effective Time, the persons who are directors and officers of Merger Subsidiary at the Effective Time will become the directors and officers of the Surviving Corporation.

               (g) Parent and the Company agree to use their best efforts to cause the Merger to be consummated in accordance with the terms of the Plan of Merger.

         Section 2.2. Exchange of Certificates.

               (a) Prior to the Effective Time, Parent shall appoint the Paying Agent to act as the Paying Agent in connection with the Merger. From and after the Effective Time, each holder of a certificate which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") shall be entitled to receive in exchange therefor, upon surrender thereof to the Paying Agent, a check representing the Merger Consideration to which such holder shall have become entitled pursuant to
Section 2.1((c)) hereof. Immediately prior to the Effective Time, Parent will deliver to the Paying Agent, in trust for the benefit of the holders of Company Common Stock, cash in the amount of the Merger Consideration payable pursuant to
Section 2.1((c)) hereof.



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               (b) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of the Company Common Stock as of the Effective Time, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a check representing the Merger Consideration to which such holder shall have become entitled pursuant to Section 2.1((c)) hereof, and such Certificate shall forthwith be canceled. If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of a check representing cash to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate shall represent for all purposes only the right to receive the Merger Consideration as provided in Section 2.1 hereto, without any interest thereon.

               (c) If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration due to such person as provided in Section 2.1 of this Agreement.



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               (d) Parent shall be entitled to deduct and withhold, or cause the
Paying Agent to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of any other Tax Law. To the extent that amounts are so withheld, (i) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made and (ii) Parent shall provide, or cause the Paying Agent to provide, to the holders of such Certificates written notice of the amounts so deducted or withheld.

               (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of the Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Parent or the Company for transfer, they shall be canceled and exchanged for the Merger Consideration as described in Sections 2.1 and 2.2 hereof and in accordance with the Plan of Merger.

               (f) Any cash delivered to the Paying Agent for payment of the Merger Consideration that remains unclaimed by the former shareholders of the Company for 180 days following the Effective Time shall be delivered by the Paying Agent to Parent. Any former shareholders of the Company who have not theretofore complied with this Section 2.2 shall thereafter look only to Parent for satisfaction of their claim for the consideration set forth in the Plan of Merger, without any interest thereon. Notwithstanding the foregoing, neither


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Parent nor the Company shall be liable to any holder of shares of the Company
Common Stock for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 2.3. Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders who have perfected their dissenters' rights in accordance with and as contemplated by Article 15 of the VSCA (collectively, "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration. Such shares instead shall, from and after the Effective Time, represent only the right to receive payment of the fair value of such shares in cash as determined pursuant to Article 15 of the VSCA; provided, however, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the VSCA and surrendered to the Company the Certificate or Certificates representing the shares for which a demand of payment is being made. In the event that after the Effective Time a dissenting shareholder of the Company fails to perfect, or effectively withdraws or loses, his dissenters' rights with respect to his shares, Parent shall, or shall cause the Paying Agent to, issue and deliver the consideration to which such holder of shares of Company Common Stock would be entitled under this Article II, without interest, had such shareholder not exercised dissenters' rights with respect to such shares, upon surrender by such holder of the Certificate or Certificates representing all shares of Company Common Stock held by him.



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                                   ARTICLE III

                          SHAREHOLDER APPROVAL; CLOSING

         Section 3.1.      Shareholder Approval.

               (a) This Agreement and the Plan of Merger shall be submitted for consideration and approval to the holders of shares of Company Common Stock at the Special Meeting. Each of the shareholders of the Company identified in
Exhibit 3.1A hereto, being the holders of an aggregate 56% of the outstanding shares of Company Common Stock, has duly executed and delivered to Parent a letter agreement in the form of Exhibit 3.1B hereto with respect to, among other things, such shareholder's agreement to vote all shares of Company Common Stock over which such shareholder exercises voting control for approval of this Agreement and the Plan of Merger at the Special Meeting.

               (b) The Company shall endeavor to hold the Special Meeting as soon as practicable after the date hereof. The Board of Directors of the Company shall recommend that shareholders approve this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby, and such recommendation shall be contained in the Proxy Statement. On the first business day on or by which (i) this Agreement and the Plan of Merger have been duly approved by the requisite vote of the holders of shares of Company Common Stock, and (ii) the Closing of the transactions contemplated by this Agreement and the Plan of Merger shall have occurred, or such later date as shall be agreed upon by Parent and the Company, (x) articles of merger shall be filed in accordance with the VSCA and (y) the Merger shall become effective in accordance with the terms of the Plan of Merger at the time and date contemplated therein (such time and date being referred to herein as the "Effective Time").



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

         Section 3.2. Time and Place of Closing. The Closing of the transactions contemplated by this Agreement and the Plan of Merger will take place at a time and date mutually agreed upon by the parties hereto, which shall be no later than the third business day following the date on which all of the conditions to the obligations of the parties hereunder set forth in Article VII hereof have been satisfied or waived. The place of Closing shall be at the offices of Hunton & Williams, 951 East Byrd Street, Richmond, Virginia or such other place as may be mutually agreed upon by the parties hereto.

                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

                  Parent and Merger Subsidiary represent and warrant to the Company as follows:

         Section 4.1. Organization and Authority.

               (a) Each of Parent and Merger Subsidiary is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Merger Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

         Section 4.2. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Parent and Merger Subsidiary are within the corporate power of Parent and Merger Subsidiary. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Boards of Directors of Parent and Merger Subsidiary, and by Parent as the sole shareholder of Merger Subsidiary, and no other corporate proceedings on the part of Parent and Merger Subsidiary are necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Parent and Merger Subsidiary and (assuming the due authorization, execution and delivery hereof and thereof by the Company) constitute or will constitute valid and binding agreements of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         Section 4.3. Consents and Approvals; No Violations. Except for (a) any applicable requirements of the Securities Act, the Exchange Act and any applicable filings under state securities, "Blue Sky" or takeover laws, (b) the filing and recordation of articles of merger as required by the VSCA and (c) those required filings, registrations, consents and approvals listed on Exhibit
4.3 attached hereto, no filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by Parent and Merger Subsidiary or for the consummation by Parent and Merger Subsidiary of the transactions contemplated by this Agreement. Assuming that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Parent and Merger Subsidiary will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of Parent or Merger Subsidiary, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or otherwise result in any diminution of any of the rights of Parent or Merger Subsidiary with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which Parent or Merger Subsidiary is a party or by which either of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Merger Subsidiary or any of their properties or assets except, in the case of clauses (ii) or (iii) above, for violations, breaches or defaults that would not have a Material Adverse Effect on Parent or Merger Subsidiary and that will not prevent or delay the consummation of the transactions contemplated hereby.

         Section 4.4. Information Supplied. None of the information with respect to Parent and its affiliates supplied in writing by Parent specifically for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments thereof or supplements thereto, and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         Section 4.5. Fees and Expenses of Brokers and Others. Neither Parent nor any of its affiliates (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to Parent and Merger Subsidiary as follows:

         Section 5.1. Organization and Authority of the Company Group. Each member of the Company Group is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each member of the Company Group has full corporate, limited liability or partnership power to carry on its respective business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each member of the Company Group is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on the Company Group. Exhibit
1.39 constitutes a true and complete list of all of the Subsidiaries of the Company and Exhibit 1.30 constitutes a true and complete list of all of the Partnerships in which the Company has an interest. The copies of the Articles of Incorporation and Bylaws of the Company that have been delivered to Parent are complete and correct and in full force and effect on the date hereof.

         Section 5.2. Capitalization. The Company's authorized equity capitalization consists of 5,000,000 shares of Company Common Stock, no par value per share, and 250,000 shares of preferred stock, $100.00 par value per share. As of the close of business on April 26, 2001, (i) 2,144,593 shares of Company Common Stock and no shares of the Company's preferred stock were issued and outstanding, and (ii) 164,500 shares of Company Common Stock were subject to outstanding options issued pursuant to the Company's stock option plan (the "Option Plan"). Such shares of Company Common Stock constituted all of the issued and outstanding shares of capital stock of the Company as of such date. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. All of the outstanding shares of capital stock of the Company's Subsidiaries are validly issued, fully paid and nonassessable and are, except as disclosed on
Exhibit 1.39 attached hereto, owned by the Company, directly or indirectly, free and clear of all liens, claims, charges or encumbrances. Except for the declaration and payment of dividends in the ordinary course of business, the Company has not, subsequent to March 31, 2000, declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Company Common Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Except for Rights issued pursuant to the Rights Plan, and except as set forth on Exhibit 5.2 attached hereto, there are no outstanding options, warrants, subscriptions or other rights to purchase or acquire any capital stock of any member of the Company Group, and there are no Contracts pursuant to which any member of the Company Group is bound to sell or issue any shares of its capital stock. No holders of Company Common Stock are party to any voting agreement, voting trust or similar arrangement with respect to Company Common Stock to which any member of the Company Group is a party. Shares of the Company Common Stock are traded on the OTC Bulletin Board.

         Section 5.3. Authority Relative to this Agreement. The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by the Company are within the corporate power of the Company. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than, with respect to the Merger, the approval of this Agreement and the Plan of Merger by more than two-thirds of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting). This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by the Company and (assuming the due authorization, execution and delivery hereof and thereof by Parent and Merger Subsidiary) constitute or will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equitable principles (regardless of whether such enforceability is considered at a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         Section 5.4. Consents and Approvals; No Violations. Except for (a) any applicable requirements of the Securities Act, the Exchange Act, and any applicable filings under state securities, "Blue Sky" or takeover laws, (b) the filing and recordation of articles of merger as required by the VSCA and (c) those required filings, registrations, consents and approvals listed on Exhibit
5.4 attached hereto, no filing or registration with, and no permit, authorization, consent or approval of, any public body or authority is necessary or required in connection with the execution and delivery of this Agreement by the Company or for the consummation by the Company of the transactions contemplated by this Agreement. Assuming that shareholder approval of this Agreement and the Plan of Merger has been obtained in accordance with the Company's Articles of Incorporation and bylaws and the VSCA, and that all filings, registrations, permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company will (i) conflict with or result in any breach of any provision of the Articles of Incorporation, bylaws, partnership or joint venture agreements or other organizational documents of any member of the Company Group, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or otherwise result in any diminution of the rights of any member of the Company Group with respect to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which any member of the Company Group is a party or by which any of them or any of their properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any member of the Company Group or any of their properties or assets except, in the case of clauses (ii) or (iii) above, for violations, breaches or defaults that would not have a Material Adverse Effect on the Company Group and that will not prevent or delay the consummation of the transactions contemplated hereby.

         Section 5.5. Reports.

               (a) The filings required to be made by the Company since March 31, 1998, under Nasdaq rules, the Securities Act, the Exchange Act and applicable Virginia laws and regulations, have been filed with Nasdaq and each applicable Governmental Authority and the Company has complied with all requirements of such acts, laws and rules and regulations thereunder, except to the extent any such failure to comply would not have a Material Adverse Effect on the Company Group.

               (b) The Company SEC Reports complied, as of their respective dates of filing (and any Company SEC Reports filed after the date hereof will comply), with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. As of their respective dates, none of such forms, reports or documents, including, without limitation, any financial statements or schedules included therein, contained (and none of the Company SEC Reports filed after the date hereof will contain) any untrue statement of a material fact or omitted (or will omit) to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made. Each of the balance sheets (including the related notes and schedules) included in the Company SEC Reports fairly presented the consolidated financial position of the Company Group as of the respective dates thereof, and the other related financial statements (including the related notes and schedules) included therein fairly presented the results of operations and cash flows of the Company Group for the respective fiscal periods or as of the respective dates set forth therein. Each of the financial statements (including the related notes and schedules) included in the Company SEC Reports (a) complied as to form with the applicable accounting requirements and rules and regulations of the SEC and (b) was prepared in accordance with GAAP consistently applied during the periods presented, except as otherwise noted therein and subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements. Except for the Company, no member of the Company Group is required to file any forms, reports or other documents with the SEC, Nasdaq or any other foreign or domestic securities exchange or Governmental Authority with jurisdiction over securities laws. Since March 31, 2000, the Company has timely filed all reports, registration statements and other filings required to be filed by it with the SEC.

         Section 5.6. Absence of Certain Events. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement or as otherwise specifically disclosed in Exhibit 5.6 attached hereto, since March 31, 2000, no member of the Company Group has suffered any change in its business, financial condition or results of operations that has had or will have a Material Adverse Effect upon the Company Group. Except as disclosed in the Company SEC Reports or in Exhibit 5.6 attached hereto, or as otherwise specifically contemplated by this Agreement, there has not been since March 31, 2000, (a) any entry into any agreement or understanding or any amendment of any agreement or understanding between any member of the Company Group, on the one hand, and any of their respective directors, officers or employees, on the other hand, providing for employment of any such director, officer or employee or any general or material increase in the compensation, severance or termination benefits payable or to become payable by any member of the Company Group to any of their respective directors, officers or employees (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense), or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock) made to, for or with any such director, officer or employee; (b) any labor dispute that has had or is expected to have a Material Adverse Effect upon the Company Group; (c) any entry by any member of the Company Group into any material commitment, agreement, license or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any mortgage, pledge, lien or encumbrances made on any of the properties or assets of any of the Company Group) other than in the ordinary and usual course of business; (d) any change in the accounting policies or practices of the Company; (e) any damage, destruction or loss, whether covered by insurance or not, which has had or will have a Material Adverse Effect upon the Company Group; or (f) any agreement to do any of the foregoing.

         Section 5.7. Proxy Statement. None of the information to be included in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments thereof or supplements thereto, and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or any affiliate of Parent for inclusion in the Proxy Statement. The Proxy Statement will comply as to form with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

         Section 5.8. Litigation. Except as set forth in Exhibit 5.8 attached hereto, there is no action, suit, proceeding or, to the Knowledge of the Company, investigation pending or, to the Knowledge of the Company, threatened against or relating to any member of the Company Group at law or in equity, or before any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, whether in the United States or otherwise, that is expected, in the reasonable judgment of the Company, to have a Material Adverse Effect upon the Company Group or that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         Section 5.9. Title to and Sufficiency of Assets.

                  As of the date hereof, the Company Group owns, and as of the Effective Time, the Company Group will own, good and marketable title to all of their assets (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except as disclosed on Exhibit 5.9 attached hereto. Such assets, together with all assets held by the Company Group under leases, include all tangible and intangible assets, Contracts and rights necessary or required for the operation of the businesses of the Company Group in accordance with past practice.

         Section 5.10. Contracts.

               (a) Prior to the date hereof, the Company has provided Parent with access to true and correct copies of all of the Contracts to which any member of the Company Group is a party that constitute: (i) a lease of any interest in any real property; (ii) a lease of any personal property with aggregate annual rental payments in excess of $50,000; (iii) an option to acquire or lease any interest in real property or a right of first refusal with respect thereto; (iv) an agreement to purchase or sell a capital asset or an interest in any business entity for a price in excess of $50,000 or a right of first refusal with respect thereto; (v) an agreement relating to the borrowing or lending of money or the purchase or sale of securities; (vi) a guaranty, contribution agreement or other agreement that includes any indemnification, contribution or support obligation; (vii) an agreement limiting in any respect the ability of any member of the Company Group to compete in any line of business or with any person; (viii) a customer supply or requirements agreement or an agreement with a vendor to which any member of the Company Group is a party or by which any member of the Company Group is bound; (ix) an employment or consulting agreement to which any member of the Company Group is a party or by which any member of the Company Group is bound; and (x) any other agreement involving an amount over its term in excess of $50,000. Each member of the Company Group has performed and, to the Knowledge of the Company, every other party has performed, each material term, covenant and condition of each of the Contracts to which any member of the Company Group is a party that is to be performed by any of them at or before the date hereof. No event has occurred that would, with the passage of time or compliance with any applicable notice requirements or both, constitute a default by any member of the Company Group or, to the Knowledge of the Company, any other party under any of the Contracts to which any member of the Company Group is a party, and, to the Knowledge of the Company, no party to any of the Contracts to which any member of the Company Group is a party intends to cancel, terminate or exercise any option under any of such Contracts.

               (b) With respect to each customer supply or requirements agreement and vendor agreement to which any member of the Company Group is a party, the copy of such agreement that has been provided by the Company to Parent accurately discloses: (i) the remaining term of such agreement; (ii) all incentive or other payments paid or to be paid thereunder by any member of the

Company Group after March 31, 2000; (iii) all purchase commitments or minimum purchase guarantees binding on any member of the Company Group for periods after March 31, 2000; and (iv) any deviation in the economic terms thereof from and after March 31, 2000, from those that were in effect under such agreements (or under any similar predecessor agreements) over the course of the Company's entire fiscal year ended March 31, 2000.

         Section 5.11. Labor Matters.

               (a) Except as set forth in Exhibit 5.11 attached hereto, with respect to employees of the Company Group: (i) to the Knowledge of the Company, no senior executive, key employee or group of employees has any plans to terminate employment with any member of the Company Group; (ii) there is no unfair labor practice charge or complaint against any member of the Company Group pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any other comparable authority; (iii) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the Knowledge of the Company, no claims therefor exist or have been threatened; and (iv) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, citation or action of any kind pending or, to the Knowledge of the Company, proposed or threatened against any member of the Company Group relating to employment, employment practices, terms and conditions of employment or wages and hours.

               (b) Except as described in Exhibit 5.11 attached hereto, no member of the Company Group has any collective bargaining relationship or duty to bargain with any Labor Organization (as such term is defined in Section 2(5) of the National Labor Relations Act, as amended), and no member of the Company Group has recognized any Labor Organization as the collective bargaining representative of any of its employees.

         Section 5.12. Employee Benefit Plans.

               (a) For purposes of this Section, the term "Company Benefit Plans" shall mean all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plans, all medical, vision, dental and other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, whether arrived at through collective bargaining or otherwise, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any member of the Company Group or affiliates thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate. Any of the Company Benefit Plans which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "Company ERISA Plan."

               (b) No Company Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA. No member of the Company Group has incurred any "withdrawal liability" from a multiemployer plan that has not been paid in full. All Company Benefit Plans are, and have been administered, in compliance with the applicable provisions (including, without limitation, any funding requirements or limitations) of ERISA, the Code and any other applicable Laws, the breach or violation of which could have a Material Adverse Effect on the Company Group. No Company Benefit Plan provides for post-retirement medical benefit obligations (other than the health care continuation coverage requirements of Section 601 et seq. of ERISA). No Company ERISA Plan is a defined benefit pension plan as that term is defined in Section 3 (35) of ERISA and Section 414 of the Code.

               (c) Exhibit 5.12 hereto is a true and correct list of all Company Benefit Plans. The Company has provided Parent with access to true and correct copies of each governing document for each Company Benefit Plan (or a description of any Company Benefit Plan that does not have a written plan document), together with the most recent summary plan description, annual report and audited financial statement for each such plan and the actuarial report for any Company Benefit Plan that is a defined benefit pension plan or funded welfare benefit plan.

               (d) With respect to each Company ERISA Plan that is intended to be "qualified" under Section 401(a) of the Code, the Company has received a favorable determination letter from the IRS upon which the Company is entitled to rely and, to the Knowledge of the Company, there are no facts or circumstances which would adversely affect the qualification of any such Company ERISA Plan.

               (e) All of the shares of Company Common Stock held by The Smithfield Companies, Inc. Employee Stock Ownership Plan (the "ESOP") are allocated to the accounts of participants in the ESOP. None of the Company Common Stock held by the ESOP was acquired by the ESOP in a transaction that was intended to satisfy the requirements of Section 1042 of the Code. None of the Company Common Stock held by the ESOP is subject to a put, special valuation or other right not applicable to all outstanding shares of Company Common Stock.

               (f) None of the transactions contemplated by this Agreement will subject the Company or any member of the Company Group to liability for the excise tax under Section 4999 of the Code or the disallowance of a federal income tax deduction under Section 280G of the Code.

         Section 5.13. Tax Matters.

               (a) Except as set forth on Exhibit 5.13 attached hereto:

                  (i) The Company and each of its Subsidiaries that is incorporated under the laws of the United States or of any of the United States are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent, such affiliated group files a consolidated federal income Tax Return and neither the Company nor any of its Subsidiaries has ever filed a consolidated federal income Tax Return with (or been included in a consolidated return of) a different affiliated group;

                  (ii) each member of the Company Group has timely filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is accurate and complete in all material respects;

                  (iii) each member of the Company Group has paid or made adequate provision on its books and records in accordance with GAAP for all Taxes covered by such Tax Returns;

                  (iv) each member of the Company Group is in material compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-8 and Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under Law, and such records identify with specificity all accounts subject to withholding under Section 1441, 1442 or 3406 of the Code or similar provisions of state, local or foreign Laws;

                  (v) there is not a material amount of unpaid Taxes due and payable by any member of the Company Group or by any other person that is or could become a lien on any asset of, or otherwise have a Material Adverse Effect on, the Company Group;

                  (vi) each member of the Company Group has collected or withheld all Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authority or set aside in appropriate accounts for future payment when due;

                  (vii) no member of the Company Group has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against, or with respect to, any member of the Company Group by any Governmental Authority; no power of attorney relating to Taxes that is currently in effect has been granted by, or with respect to, any member of the Company Group; there are no currently pending administrative or judicial proceedings, or any deficiency or refund litigation, with respect to Taxes of any member of the Company Group, the adverse outcome of which would have a Material Adverse Effect on the Company Group; and any such assertion, assessment, proceeding or litigation disclosed in Exhibit 5.13 hereto is being contested in good faith through appropriate measures, and its status is described in Exhibit 5.13 hereto;

                  (viii) no member of the Company Group has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder or a "safe harbor lease" subject to former Section 168(f)(8) of the Code and the regulations thereunder;

                  (ix) no member of the Company Group is required to include in income any amount from an adjustment pursuant to Section 481 of the Code or the regulations thereunder or any similar provision of state or local Law, and the Company has no Knowledge that any Governmental Authority has proposed any such adjustment;

                  (x) no member of the Company Group is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments, that would not be deductible by reason of sections 162(m) or 280G of the Code;

                  (xi) there are no excess loss accounts or deferred intercompany gains with respect to any member of the affiliated group of which the Company is the common parent which would have a Material Adverse Effect on the Company Group if taken into account;

                  (xii) the most recent audited consolidated balance sheet included in the Company SEC Reports fully and properly reflects, as of the date thereof, the liabilities of the Company and its Subsidiaries for all accrued Taxes and deferred liability for Taxes and, for periods ending after such date, the books and records of each such corporation fully and properly reflect its liability for all accrued Taxes;

                  (xiii) since April 16, 1997, no member of the Company Group has distributed stock or securities of a controlled corporation in a transaction to which section 355(a) of the Code applies; and

                  (xiv) the Company is not, and has not been within the last five years, a "United States real property holding corporation" for purposes of section 897 of the Code.

               (b) Exhibit 5.13 describes all material and continuing Tax elections, consents and agreements made by or affecting any member of the Company Group, lists all types of material Taxes paid and Tax Returns filed by or on behalf of any member of the Company Group and expressly indicates each Tax with respect to which any member of the Company Group is or has been included in a consolidated, unitary or combined return.

         Section 5.14. Compliance with Law. The conduct of the businesses of the Company Group and their use of their assets does not violate or conflict, and has not violated or conflicted, with any Law, which violation or conflict could have a Material Adverse Effect on the Company Group.

         Section 5.15. Transactions With Affiliates. For purposes of this Section, the term "Affiliate" shall mean (a) any holder of 5% or more of the voting securities of the Company, (b) any director, officer or employee of any member of the Company Group, (c) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with any member of the Company Group or (d) any member of the immediate family of any of such persons. Except as set forth in Exhibit 5.15 attached hereto, since March 31, 2000, no member of the Company Group has, in the ordinary course of business or otherwise, (i) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (ii) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as a director, officer or employee of one or more members of the Company Group), (iii) entered into or modified in any manner any Contract with, or (iv) borrowed any money from, or made or forgiven any loan or other advance to, any Affiliate. Except as set forth in Exhibit 5.15, (v) the Contracts of the Company Group do not include any obligation or commitment between any member of the Company Group and any Affiliate, (vi) the assets of the Company Group do not include any receivable or other obligation or commitment from an Affiliate to any member of the Company Group and (vii) the liabilities of the Company Group do not include any payable or other obligation or commitment from any member of the Company Group to any Affiliate. Except as set forth in Exhibit 5.15 hereto, no Affiliate of any member of the Company Group is a party to any Contract with any customer or supplier of the Company that affects in any manner the business, financial condition or results of operation of any member of the Company Group.

         Section 5.16. Environmental Conditions.

               (a) Definitions. When used in this Section 5.16:

                  (i) "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or Petroleum Products or environmental protection as now or at any time hereafter in effect, together with any amendment or re-authorization thereto or thereof;

                  (ii) "Hazardous Materials" shall mean any hazardous material, hazardous waste, infectious medical waste, hazardous or toxic substance defined or regulated as such in or under any Environmental Law, including, without limitation, materials exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are now or hereafter defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law; and

                  (iii) "Petroleum Products" shall mean gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products.

               (b) Except as set forth in Exhibit 5.16 attached hereto, and except for such violations that in the aggregate would not have a Material Adverse Effect on the Company Group, (i) no member of the Company Group has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials or Petroleum Products on, under, at, from or in any way affecting any of their properties or assets (including, without limitation, any properties or assets now or previously owned or operated by any member of the Company Group) or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials or Petroleum Products, and (ii) to the Knowledge of the Company, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials or Petroleum Products on, from or in any way affecting any such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials or Petroleum Products.

               (c) Except as set forth in Exhibit 5.16 attached hereto, no member of the Company Group has any obligations or liabilities, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, known or unknown, or otherwise, that could have a Material Adverse Effect on the Company Group, and no claims have been made against any member of the Company Group and no citations or notices have been issued against any member of the Company Group that could have a Material Adverse Effect on the Company Group, and that in the case of any of the foregoing, have been or are imposed by reason of or based upon any provision of any Environmental Laws, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, release, disposal, arranging for disposal, transport or handling of any Hazardous Materials or Petroleum Products by any member of the Company Group or, to the Knowledge of the Company, by any predecessors in interest in connection with or in any way arising from or relating to any member of the Company Group or any of their respective properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substance by any other person at or on or under any of the real properties owned or used by any member of the Company Group.

               (d) Each member of the Company Group has received all Permits as may be required of it under applicable Environmental Laws to conduct its respective business, and each member of the Company Group is in compliance with the terms and conditions of any such Permit. No member of the Company Group has received any notices or claims that it is a responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq., or any state superfund law.

               (e) Except as set forth on Exhibit 5.16 attached hereto, there are no "wetlands" (as that term has ever been defined by the U.S. Army Corps of Engineers or any other regulatory agency) on any of the real property owned, operated or leased by any member of the Company Group.

         Section 5.17. Insurance. Except to the extent adequately accrued on the most recent balance sheet contained in the Company SEC Reports, no member of the Company Group has any obligation (contingent or otherwise) to pay in connection with any insurance policies any retroactive premiums or "retro-premiums" that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         Section 5.18. Intellectual Property. No member of the Company Group currently utilizes, or to the Knowledge of the Company, has in the past utilized, any existing or pending patent, trademark, trade name, service mark, copyright, software, trade secret or know-how, except for those which are owned, possessed or lawfully used by the members of the Company Group in their business operations, and no member of the Company Group infringes upon or unlawfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or validly claimed by another person except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each member of the Company Group owns, has a valid license to use or has the right validly to use all existing and pending patents, trademarks, tradenames, service marks, copyrights and software necessary to carry on its respective business substantially as currently conducted except the failure of which to own, validly license or have the right validly to use, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         Section 5.19. Fees and Expenses of Brokers and Others. No member of the Company Group (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that the Company has engaged Ewing to represent it in connection with such transactions, and shall pay all of Ewing's fees and expenses in connection with such engagement. In addition, the Company has engaged Edmunds & Williams, P.C. and PricewaterhouseCoopers LLP in connection with the transactions contemplated by this Agreement, and the Company shall pay all of such firms' fees and expenses in connection with such engagement.

         Section 5.20. Accuracy of Information. Neither this Agreement nor any other document provided by any member of the Company Group or their respective employees or agents to Parent in connection with the transactions contemplated herein contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

         Section 5.21. Absence of Undisclosed Liabilities. No member of the Company Group has, as of the date hereof, or will have, as of the Effective Time, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, except liabilities, obligations or contingencies that were (a) reflected on or accrued or reserved against in the consolidated balance sheet of the Company as of March 31, 2000, which is included in the Company SEC Reports, or reflected in the notes thereto, or (b) incurred after the date of such balance sheet in the ordinary course of business and consistent with past practices and which, individually or in the aggregate, would not have a Material Adverse Effect on the Company Group. No member of the Company Group is a party to any Contract, or subject to any charter or other corporate or partnership restriction, or subject to any judgment, order, writ, injunction, decree, rule or regulation, which will have a Material Adverse Effect on the Company Group.

         Section 5.22. Opinion of Financial Advisor. The Board of Directors of the Company has received the written opinion of Ewing to the effect that, as of April 30, 2001, the Merger Consideration is fair to the holders of shares of Company Common Stock from a financial point of view, and a true and complete copy thereof has been provided to Parent.

         Section 5.23. Vote Required. The affirmative vote of the holders of more than two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the Plan of Merger. The Board of Directors of the Company (at a meeting duly called and held) has (a) unanimously approved this Agreement and the transactions contemplated hereby, (b) determined that the Merger is fair to and in the best interests of the holders of Company Common Stock, (c) resolved to recommend this Agreement and the Plan Merger to such holders for approval and (d) directed that this Agreement and the Plan of Merger be submitted to holders of Company Common Stock at the Special Meeting.

         Section 5.24. State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to render the provisions of Sections 13.1-725 through 13.1-727.1 of the VSCA inapplicable to the Merger and the transactions contemplated herein and in the Plan of Merger. No other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Merger or any of the other transactions contemplated hereby and no provision of the Articles of Incorporation, bylaws or other governing instruments of any member of the Company Group would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of the Company Group that may be acquired or controlled by Parent as contemplated by this Agreement.

         Section 5.25. Rights Agreement. The Company and the Board of Directors of the Company have taken all necessary action to amend the Rights Agreement to
(a) render the Rights Agreement inapplicable with respect to the Merger and the other transactions contemplated by this Agreement and the Plan of Merger, and
(b) ensure that (i) none of Parent, Merger Subsidiary or any of their respective Affiliates (as defined in the Rights Agreement) or Associates (as defined in the Rights Agreement) is considered to be an Acquiring Person (as defined in the Rights Agreement) and (ii) the provisions of the Rights Agreement, including the occurrence of a Distribution Date (as defined in the Rights Agreement), are not and shall not be triggered by reason of the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement and the Plan of Merger. The Company has delivered to Parent and Merger Subsidiary a complete and correct copy of the Rights Agreement as amended and supplemented to the date hereof.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.1. Conduct of the Business of the Company.

               (a) Except as otherwise expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, members of the Company Group will conduct their respective operations according to their ordinary and usual course of business and consistent with past practice, and will use their respective reasonable best efforts to preserve intact their respective business organizations, to keep available the services of their officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having material business relationships with them. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, no member of the Company Group will, without the prior written consent of Parent:

                  (i) amend its Articles of Incorporation, bylaws, partnership or joint venture agreements or other organizational documents;

                  (ii) authorize for issuance or issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or interests, except as required by the terms of any Company Benefit Plan existing on the date hereof, or any options, warrants, rights or other securities outstanding as of the date hereof and disclosed pursuant to this Agreement;

                  (iii) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of their respective Subsidiaries and Partnerships; provided, however, that the Company may pay to its shareholders the dividend declared by the Company's Board of Directors on March 2, 2001, in an amount equal to $0.040 per share of Company Common Stock;

                  (iv) except in the ordinary course of business (A) incur or assume any Funded Debt (as defined below) not currently outstanding, (B) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any person, other than a Subsidiary or Partnership, (C) enter into any Contract, or alter, amend, modify or exercise any option under any existing Contract, other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement, or (D) authorize any single capital expenditure which is in excess of $25,000 or capital expenditures which are, in the aggregate, in excess of $25,000, other than capital expenditures pursuant to Contracts entered into prior to the date hereof or reflected in the Company's fiscal 2002 capital budget previously furnished to Parent, and other than routine repairs to and maintenance of the Company's equipment;

                  (v) make any loans, advances or capital contributions to, or investments in, any other person, including, without limitation, the purchase of the securities of any other person;

                  (vi) sell any securities of any person, which are owned by any member of the Company Group on the date hereof, in any single transaction or series of transactions, for consideration which, individually or in the aggregate, is in excess of $25,000;

                  (vii) adopt or amend (except as may be required by Law or as provided in this Agreement) any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing;

                  (viii) except as set forth on Exhibit 6.1 attached hereto, acquire, sell, lease or dispose of any material assets outside the ordinary course of business;

                  (ix) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or practices;

                  (x) make any material Tax election or settle or compromise any material Tax liability;

                  (xi) except for the payment of professional fees, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company's audited consolidated balance sheets as of March 31, 2000, or incurred in the ordinary course of business since the date thereof; or

                  (xii) hold any meeting of its shareholders except to the extent required by the request of the shareholders entitled to call a meeting under the Company's bylaws or the VSCA;

                  (xiii) take any action that would or is reasonably likely to result in any of the conditions set forth in Article VII not being satisfied as of the Closing Date; or

                  (xiv) agree in writing or otherwise to take any of the foregoing actions.

         For purposes of this Section, "Funded Debt" shall mean, without duplication, (i) all indebtedness for borrowed money or which has been incurred in connection with the acquisition of assets, in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), but excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt to the extent the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all rentals payable under capitalized leases and (iii) all guaranties of Funded Debt of others.

               (b) Parent and the Company agree that, during the period from the date of this Agreement to the Effective Time: (i) they will cause representatives of their respective companies to meet, no less frequently than every two weeks, to discuss the operations and business prospects of the Company and (ii) the Company will promptly advise Parent of the occurrence of any Material Adverse Effect with respect to the Company Group.

         Section 6.2. No Solicitation. The Company agrees that it shall not, after the date hereof and before the Effective Time, directly or indirectly, through any officer, director, employee, agent or otherwise, solicit, initiate or encourage submission of proposals or offers from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) a substantial portion of the assets of, or any equity interest in, any member of the Company Group or any business combination involving any member of the Company Group or, except in response to an unsolicited written proposal regarding a Superior Proposal (as defined in Section 8.1((e)) hereof), participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Company shall promptly advise Parent if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made, shall promptly inform Parent of all the terms and conditions thereof, and shall furnish to Parent copies of any such written proposal or offer and the contents of any communications in response thereto. The Company shall not waive any provisions of any "standstill" agreements between the Company and any party, except to the extent that such waiver is, as advised by counsel, required by fiduciary obligations under applicable Law.

         Section 6.3. The Proxy Statement.

               (a) The Company and Parent shall, as soon as practicable following the execution of this Agreement, cooperate in taking steps to prepare and file with the SEC the Proxy Statement (in a form mutually agreeable to the Company and Parent). The Company and Parent shall cooperate to respond promptly to any comments of the SEC and the Company shall use its reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. Promptly after the Proxy Statement has been cleared by the SEC, the Company shall cause the Proxy Statement to be mailed to its shareholders and shall use its reasonable best efforts to solicit proxies in favor of the approval of this Agreement and the Plan of Merger.

               (b) The Company shall cause the Trustee of the ESOP to comply with the pass-through voting requirements of the ESOP and the Code in a manner reasonably acceptable to Parent. By way of example and not of limitation, the Company shall cause the Trustee of the ESOP to furnish to each participant a copy of the Proxy Statement and such other information as may be necessary to explain the participant's right to direct the Trustee as to the voting of Company Common Stock allocated to his ESOP account at the Special Meeting and the participant's right to exercise dissenters' rights under the applicable provisions of the VSCA. The Company shall cause the Trustee of the ESOP to take such steps as may be required to assure the confidentiality of the ESOP participants' directions.

               (c) If, at any time prior to the Special Meeting, any event occurs as a result of which the Proxy Statement as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the or supplement the Proxy Statement to comply with the Securities Act, the Exchange Act or the rules thereunder, the Company and Parent will cooperate to permit Parent promptly to prepare and file with the SEC and mail to its shareholders and the participants in the ESOP, subject to clause ((a)) of this Section 6.3, an amendment or supplement that will correct such statement or omission or effect such compliance.

         Section 6.4. Access to Information; Confidentiality Agreement.

               (a) Between the date of this Agreement and the Effective Time, the Company will give Parent and its authorized representatives reasonable access during normal business hours to all plants, offices, warehouses and other facilities and to all books and records of the Company Group, will permit Parent to make such inspections (including, without limitation, environmental site assessments of the facilities of the Company Group) as it may reasonably request and will cause its officers and those of its Subsidiaries and Partnerships to furnish such financial and operating data and other information with respect to their businesses and properties as may from time to time reasonably be requested by Parent. Subject to Section 6.7 hereof, all such information shall be kept confidential in accordance with the Confidentiality Agreement.

               (b) Notwithstanding the execution of this Agreement, the Confidentiality Agreement shall remain in full force and effect through the Effective Time, at which time the Confidentiality Agreement shall terminate and be of no further force and effect. Each party hereto hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the solicitation of votes of the shareholders of the Company pursuant to the Proxy Statement and to permit consummation of the transactions contemplated hereby. Each party further acknowledges that the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section 8.1 hereof.

         Section 6.5. Best Efforts. Subject to the terms and conditions herein provided and subject to fiduciary obligations under applicable Law as advised by counsel, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. The parties hereto will execute any additional instruments necessary to consummate the transactions contemplated hereby. Parent hereby agrees to vote all shares of Company Common Stock over which it, directly or indirectly, exercises voting control for approval of this Agreement and the Plan of Merger at the Special Meeting.

         Section 6.6. Consents. The parties hereto each will use its best efforts to obtain consents of, and make all required filings with, all third parties and Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement.

         Section 6.7. Public Announcements. The parties hereto have agreed upon the text of a joint press release announcing, among other things, the execution of this Agreement, which joint press release shall be disseminated promptly following the execution hereof. The Company and Parent will consult with each other before issuing any additional press release or otherwise making any additional public statement with respect to this Agreement, the Plan of Merger, the Merger or the transactions contemplated herein and shall not issue any such press release or make any such public statement prior to such consultation or as to which the other party promptly and reasonably objects, except as may be required by Law in the written opinion of such party's counsel or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system, in which case the party proposing to issue such press release or make such public announcement shall use its best efforts to consult in good faith with the other party before issuing any such press release or making any such public announcements.

         Section 6.8. Employment Matters. In the event that Parent terminates the employment of any person listed on Exhibit 6.8 attached hereto, and such termination occurs prior to the expiration of eight (8) weeks following the Closing Date, Parent shall pay to each such person an amount in cash equal to the product of such person's weekly salary (as of the date hereof) times the number of full years that such person has been continuously employed by the Company.

         Section 6.9. Stock Options. Except as may be otherwise agreed in writing between the Company and any holder of any Option (as hereinafter defined), upon the consummation of the Merger, each option to acquire Company Common Stock outstanding immediately prior to the Effective Time under the Option Plan, whether vested or unvested (each, an "Option" and, collectively, the "Options"), shall automatically be canceled and each holder of an Option shall have the right to receive from the Surviving Corporation a cash payment (less applicable federal, state and local withholding Taxes) in an aggregate amount equal to the difference, if any, between the Merger Consideration and the exercise price of such Option as expressly stated in the applicable Option Plan, stock option agreement or other agreement (to the extent such difference is a positive number) (the "Option Consideration"). The Surviving Corporation shall use its commercially reasonable efforts to provide checks representing the Option Consideration at the Closing. Options with an exercise price equal to or greater than the Merger Consideration will be cancelled without any consideration.

         Section 6.10. Letter of the Company's Accountants. The Company shall use its best efforts to cause to be delivered to Parent two letters from PricewaterhouseCoopers LLP, one dated the date of the Proxy Statement and one dated the Closing Date, in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed-upon procedures letters delivered by independent accountants in connection with proxy statements similar to the Proxy Statement.

         Section 6.11. Opinions of Financial Advisors. The Company shall use its best efforts to cause Ewing to provide its opinion, as of a date no earlier than three business days prior to the date that the Proxy Statement is mailed to shareholders of the Company, as to the fairness of the Merger Consideration to the shareholders of the Company, from a financial point of view, as contemplated by this Agreement and the Plan of Merger, and shall include such updated opinion in the Proxy Statement.

         Section 6.12. Indemnification. Except as may be limited by applicable Law, from the Effective Time and for a period of six (6) years thereafter, Parent shall cause the Company to maintain all rights of indemnification existing in favor of the directors and officers of the Company on terms no less favorable than those provided in the Articles of Incorporation and Bylaws of the Company on the date of this Agreement with respect to matters occurring prior to the Effective Time.

         Section 6.13. Rights Agreement. The Company shall not, unless required to do so by a court of competent jurisdiction, (a) redeem the Rights, (b) amend (other than to delay the Distribution Date (as defined therein) or to render the Rights inapplicable to the Merger) or terminate the Rights Agreement prior to the Effective Time without the consent of Parent and Merger Subsidiary or (c) take any action that would allow any Person (as such term is defined in the Rights Agreement) other than Parent or Merger Subsidiary to be the Beneficial Owner (as such term is defined in the Rights Agreement) of 15% or more of the Company Common Stock without causing a Distribution Date (as such term is defined in the Rights Agreement) or a Triggering Event (as such term is defined in the Rights Agreement) to occur.

         Section 6.14. Certain Environmental Matters. The Company shall, with respect to those environmental matters listed on Exhibit 6.14 attached hereto:
(a) remediate such matters as soon as practicable (and in any event before the Closing Date) such that the subject item and the remediation work related thereto meets all standards of applicable or relevant and appropriate requirements under Environmental Laws; (b) complete such remediation in the most reasonably cost-effective manner that is practicable and that is consistent with the operations of the Company as of the date hereof; and (c) provide notice to appropriate Governmental Authorities with respect thereto, and pay any and all fines and penalties (if any) associated therewith prior to the Closing Date. Representatives of Buyer shall be entitled to participate with the Company in all meetings and negotiations with Governmental Authorities regarding the matters listed on Exhibit 6.14 attached hereto.

                                   ARTICLE VII

               CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

         Section 7.1. Conditions Precedent to Each Party's Obligation to Effect the Merger. The respective obligation of each party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions precedent:

               (a) the transactions contemplated in this Agreement and the Plan of Merger shall have been approved by the affirmative vote of the shareholders of the Company by the requisite vote in accordance with the VSCA;

               (b) no order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court of competent jurisdiction or any Governmental Authority which prohibits the consummation of the Merger; provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated or reversed;

               (c) (i) all applicable requirements of the Exchange Act shall have been satisfied, (ii) all notices, reports and other filings required to be made prior to the Effective Time by Parent or the Company or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by Parent or the Company or any of their respective Subsidiaries from, any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the parties hereto shall have been made or obtained (as the case may be) and become final, except for those that the failure to make or to obtain are not reasonably likely to (y) have a Material Adverse Effect on Parent or the Company, as applicable, or (z) provide a reasonable basis to conclude that the parties hereto or any of their Affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal or material financial liability and (iii) any applicable filings under state securities, "Blue Sky" or takeover laws shall have been made;

               (d) each of the Consulting Agreements shall remain in full force and effect; and

               (e) the receipt of all necessary and material governmental, regulatory, shareholder and third party lender, customer or other clearances, consents, licenses or approvals.

         Section 7.2. Conditions Precedent to Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

               (a) the representations and warranties of Parent and Merger Subsidiary contained in Article IV shall be true and correct in all respects (as to representations and warranties qualified or limited by the term "Material Adverse Effect," the word "material," or phrases of like import), and in all material respects (as to representations and warranties not so limited or qualified) when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time except (i) to the extent such representations and warranties speak as of a specified earlier date, and (ii) as otherwise contemplated or permitted by this Agreement;

               (b) Parent shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

               (c) The Company shall have received a certificate of the President or any Vice President of Parent, in form satisfactory to counsel for the Company, certifying fulfillment of the matters referred to in paragraphs ((a)) and ((b)) of this Section 7.2;

               (d) The Company shall have received the opinion from Ewing contemplated by Section 6.10 hereof as to the fairness of the Merger Consideration, from a financial point of view, to the shareholders of the Company; and

               (e) all proceedings, corporate or other, to be taken by Parent or Merger Subsidiary in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Company and counsel for the Company, and Parent shall have made available to the Company for examination the originals or true and correct copies of all documents that the Company may reasonably request in connection with the transactions contemplated by this Agreement.

         Section 7.3. Conditions Precedent to Obligations of Parent and Merger Subsidiary. The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

               (a) there shall have occurred no material adverse change in the business, financial condition or results of operations of the Company Group from the date hereof to the Effective Time;

               (b) the representations and warranties of the Company contained in Article V shall be true and correct in all respects (as to representations and warranties qualified or limited by the term "Material Adverse Effect," the word "material," or phrases of like import), and in all material respects (as to representations and warranties not so limited or qualified) when made and at and as of the Effective Time with the same force and effect as if those representations and warranties had been made at and as of such time except (i) to the extent such representations and warranties speak as of a specified earlier date, and (ii) as otherwise contemplated or permitted by this Agreement;

               (c) The Company shall, in all material respects, have performed all obligations and complied with all covenants necessary to be performed or complied with by it on or before the Effective Time;

               (d) Parent shall have received a certificate of the President or any Vice President of the Company, in form satisfactory to counsel for Parent, certifying fulfillment of the matters referred to in paragraphs ((a)) through ((c)) of this Section 7.3;

               (e) all proceedings, corporate or other, to be taken by the Company in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Parent and Parent's counsel, and the Company shall have made available to Parent for examination the originals or true and correct copies of all documents that Parent may reasonably request in connection with the transactions contemplated by this Agreement;

               (f) the holders of not more than 10% of the shares of Company Common Stock entitled to vote at the Special Meeting shall have provided written notice of their intent to demand payment pursuant to Section 13.1-733 of the VSCA;

               (g) Parent shall have received each of the accountants' letters contemplated by Section 6.10 hereof to be received by it; and

               (h) Parent shall be satisfied, in its sole and absolute discretion, with its due diligence investigation of the Company's business, financial condition, results of operations and prospects.

                                  ARTICLE VIII

                         TERMINATION; AMENDMENT; WAIVER

         Section 8.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective Time:

               (a) by mutual written consent of the Company and Parent;

               (b) by the Company or Parent, if the Effective Time shall not have occurred on or before September 30, 2001 (provided that the right to terminate this Agreement under this Section 8.1((b)) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Effective Time to occur on or before such date);

               (c) by the Company if there has been a material breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement or the Plan of Merger, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach;

               (d) by Parent if (i) the transactions contemplated in this Agreement and the Plan of Merger shall have been voted on by holders of Company Common Stock at a meeting duly convened therefor, and the votes shall not have been sufficient to satisfy the condition set forth in Section 7.1((a)) hereof,
(ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement or the Plan of Merger, which breach has not been cured within ten business days following receipt by the breaching party of notice of such breach; or (iii) the Board of Directors of the Company should fail to recommend to its shareholders approval of the transactions contemplated by this Agreement and the Plan of Merger or such recommendation shall have been made and subsequently withdrawn;

               (e) by the Company if, prior to the Effective Time, a corporation, partnership, person or other entity or group shall have made a bona fide proposal with respect to the acquisition of all of the Company's outstanding capital stock, or all or substantially all of the Company's assets, that the Board of Directors of the Company believes, in good faith after consultation with its financial advisors, is more favorable, from a financial point of view, to the shareholders of the Company than the proposal set forth in this Agreement and the Plan of Merger (a "Superior Proposal"); provided, that Parent does not make, within five business days of receiving notice of such third party proposal, an offer that the Board of Directors of the Company believes, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Company's shareholders as such Superior Proposal;

               (f) by Parent in the event that the Company's aggregate costs and expenses (including, without limitation, expert and consulting fees, remediation costs, attorneys' fees, penalties and fines) associated with the Company's performance of the covenant set forth in Section 6.14 hereof exceeds $200,000; or

               (g) by the Company or Parent, if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

         Section 8.2. Effect of Termination. If this Agreement is so terminated and the Merger is not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of either party or its directors, officers or shareholders, other than the provisions of Section 6.4((b)), this Section 8.2, Section 8.3 and Section 9.9.

         Section 8.3. Termination Fee.

               (a) If this Agreement is terminated (i) by Parent pursuant to
Section 8.1(b) hereof, and the failure of the Effective Time to occur has been caused by or is attributable to any failure (other than a willful failure) by the Company to fulfill any of its obligations under this Agreement, or (ii) by Parent pursuant to Section 8.1(d)(ii) hereof (other than in connection with a willful breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement or the Plan of Merger), and in either case if the Company is not entitled to terminate this Agreement by reason of Section 8.1(c) hereof, then Parent will be entitled to pursue its remedies at law or in equity against the Company; provided, however, the parties hereto agree that Parent shall only be entitled to recover in any such proceeding its proven actual damages, not to exceed $250,000.

               (b) If this Agreement is terminated (i) by Parent pursuant to
Section 8.1(b) hereof, and the failure of the Effective Time to occur has been caused by or is attributable to any willful failure of the Company to fulfill any of its obligations under this Agreement, (ii) by Parent pursuant to Section 8.1((d))(ii) hereof in connection with a willful breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement or the Plan of Merger, (iii) by Parent pursuant to Section 8.1(d)(i) or 8.1(d)(iii) hereof, or (iv) by the Company pursuant to Section 8.1((e)) hereof, and in each case if the Company is not entitled to terminate this Agreement by reason of
Section 8.1((c)) hereof, then the Company shall promptly (and in any event within two days of receipt by the Company of written notice from Parent) pay to Parent (by wire transfer of immediately available funds to an account designated by Parent) a termination fee of $1,000,000 plus all out-of-pocket expenses (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by Parent or on its behalf in connection with the transactions contemplated in this Agreement.

               (c) If this Agreement is terminated by the Company (i) pursuant to Section 8.1((b)) hereof, and the failure of the Effective Time to occur has been caused by or is attributable to any failure (other than a willful failure) by Parent to fulfill any of its obligations under this Agreement, or (ii) pursuant to Section 8.1((c)) hereof (other than in connection with a willful breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement or the Plan of Merger), and in each case if Parent is not entitled to terminate this Agreement by reason of Section 8.1(d)(ii) hereof, then the Company will be entitled to pursue its remedies at law or in equity against Parent; provided, however, the parties hereto agree that the Company shall only be entitled to recover in any such proceeding its proven actual damages, not to exceed $250,000.

               (d) If this Agreement is terminated by the Company (i) pursuant to Section 8.1(b) hereof, and the failure of the Effective Time to occur has been caused by or is attributable to any willful failure of Parent to fulfill any of its obligations under this Agreement, or (ii) pursuant to Section 8.1(c) hereof in connection with a willful breach by Parent of any representation, warranty, covenant or agreement set forth in this Agreement or the Plan of

Merger, and in either case if Parent is not entitled to terminate this Agreement by reason of Section 8.1(d)(ii) hereof, then Parent shall promptly (and in any event within two days of receipt by Parent of written notice from the Company) pay to the Company (by wire transfer of immediately available funds to an account designated by the Company) a termination fee of $1,000,000 plus all out-of-pocket expenses (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by the Company or on its behalf in connection with the transactions contemplated in this Agreement.

               (e) If this Agreement is terminated pursuant to Sections 8.1(a),
(f) or (g) hereof, each of the parties hereto shall pay their respective out-of-pocket expenses (including all fees and expenses of the respective counsel, advisors, accountants and consultants) incurred in connection with the transactions contemplated in this Agreement.

               (f) This Section 8.3 shall be the sole remedy of the parties hereto in the event of any termination of this Agreement.

         Section 8.4. Amendment. This Agreement and the Plan of Merger may be amended by action taken by both Parent and the Company at any time before or after approval of the transactions contemplated herein by the shareholders of the Company but, after any such approval, no amendment shall be made that would have any of the effects specified in VSCA Section 13.1-718(I) without the approval of the shareholders affected thereby. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties hereto.

         Section 8.5. Extension; Waiver. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the other party hereto or (c) waive compliance with any of the agreements or conditions contained herein by the other party hereto. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.1. Survival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time.

         Section 9.2. Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes, except as set forth in Section 6.4((b)) hereof, all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise.

         Section 9.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows: if to
Parent:

                           Smithfield Foods, Inc.
                           200 Commerce Street
                           Smithfield, Virginia 23430
                           Attention:   Michael H. Cole, Esq.
                                        Secretary and Associate General Counsel
                           Facsimile: (757) 365-3025
                  with a copy to:

                           Hunton & Williams
                           Riverfront Plaza, East Tower
                           951 East Byrd Street
                           Richmond, Virginia  23219-4074
                           Attention:  Gary E. Thompson, Esq.
                           Facsimile:  (804) 788-8218

                  if to the Company:

                           The Smithfield Companies, Inc.
                           311 County Street
                           Portsmouth, Virginia 23704
                           Attention:    Richard S. Fuller
                                         President and Chief Executive Officer
                           Facsimile:  (757) 399-0916

                  with a copy to:

                           Edmunds & Williams, P.C.
                           800 Main Street
                           P.O. Box 958
                           Lynchburg, Virginia 24505
                           Attention:  Bernard C. Baldwin, III, Esq.
                           Facsimile:  (804) 846-0337

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         Section 9.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 9.5. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 9.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing, the persons described in Sections 6.8 and 6.12 hereof are intended beneficiaries of such Sections.

         Section 9.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 9.8. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 9.9. Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated (including, without limitation, legal and accounting fees).

         Section 9.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the transactions contemplated hereby are fulfilled to the extent possible.



                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                           SMITHFIELD FOODS, INC.



                           By:               /s/ C. Larry Pope
                               -----------------------------------------------
                           Name:  C. Larry Pope
                           Its: Vice President and Chief Financial Officer



                           TSCI ACQUISITION, INC.



                           By:               /s/ C. Larry Pope
                               -----------------------------------------------
                           Name:  C. Larry Pope
                           Its:  Vice President



                           THE SMITHFIELD COMPANIES, INC.



                           By:               /s/ Richard S. Fuller
                               -----------------------------------------------
                           Name:  Richard S. Fuller
                           Its:   President